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Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of January 13, 2003 by and among Tyco International Group S.A., a Luxembourg company (the "Company"), Tyco International Ltd., a Bermuda company and the sole shareholder of the Company ("Tyco" and, together with the Company, the "Companies") and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., J.P. Morgan Securities Inc., ABN AMRO Inc., CIBC World Markets Corp., SG Cowen Securities Corporation, Blaylock & Partners, L.P., Muriel Siebert & Co., Inc., and The Williams Capital Group, L.P. (the "Initial Purchasers"), pursuant to the Purchase Agreement, dated January 7, 2003 (the "Purchase Agreement"), among the Companies and the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Companies have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

        The Companies agree with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the 2.75% Series A Convertible Debentures due January 15, 2018 of the Company (the "Series A Debentures") and the 3.125% Series B Convertible Debentures due January 15, 2023 of the Company (the "Series B Debentures" and, together with the Series A Debentures, the "Securities") and the beneficial owners from time to time of the Underlying Common Shares (as defined herein) issued upon conversion of the Securities (each of the foregoing a "Holder" and together the "Holders"), as follows:

        Section 1.    Definitions.    Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate." With respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

          "Applicable Conversion Price." The Applicable Conversion Price as of any date of determination means the Conversion Price as of such date of determination or, if no Securities are then outstanding, the Conversion Price that would be in effect were the Securities then outstanding.

          "Business Day." Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Common Shares." The Common Shares, $0.20 par value, of Tyco and any other shares of capital stock as may constitute "Common Shares" for purposes of the Indenture, including the Underlying Common Shares.

          "Companies." Companies shall have the meaning set forth in the preamble to this Agreement.

          "Conversion Price." Conversion Price shall have the meaning assigned to such term in the Indenture.

          "Conversion Rate." Conversion Rate shall have the meaning assigned to such term in the Indenture.

          "Damages Accrual Period." See Section 2(e) hereof.

          "Damages Payment Date." Each January 15 and July 15 in the case of Securities and the Underlying Common Shares.

          "Deferral Notice." See Section 3(i) hereof.

          "Deferral Period." See Section 3(i) hereof.

          "Effectiveness Deadline Date." See Section 2(a) hereof.

          "Effectiveness Period." The period of two years from the later of the (a) Issue Date or (b) the last date of original issuance of the Securities, or such shorter period ending on the date that all Registrable Securities have ceased to be Registrable Securities.

          "Event." See Section 2(e) hereof.

          "Event Termination Date." See Section 2(e) hereof.

          "Event Date." See Section 2(e) hereof.

          "Exchange Act." The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Filing Deadline Date." See Section 2(a) hereof.

          "Holder." See the second introductory paragraph of this Agreement.

          "Indenture." The Indenture dated as of the date hereof between the Company, Tyco, as guarantor, and U.S. Bank, N.A., as trustee, pursuant to which the Securities are being issued.

          "Initial Purchasers." See the introductory paragraph of this Agreement.

          "Initial Shelf Registration Statement." See Section 2(a) hereof.

          "Issue Date." January 13, 2003.

          "Liquidated Damages Amount." See Section 2(e) hereof.

          "Losses." See Section 6 hereof.

          "Material Event." See Section 3(i) hereof.

          "Notice and Questionnaire." A written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Circular of the Company dated January 7, 2003 relating to the Securities.

          "Notice Holder." On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

          "Principal Amount." Principal Amount shall have the meaning assigned to such term in the Indenture.

          "Prospectus." The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

          "Purchase Agreement." See the introductory paragraph of this Agreement.

          "Record Holder." With respect to any Damages Payment Date relating to any Securities or Underlying Common Shares as to which any Liquidated Damages Amount has accrued, the registered Holder of such Security or Underlying Common Shares, as the case may be, the fifth day of the month of the Damages Payment Date, or when the Event is cured, the registered Holder on the date of such cure.

          "Registrable Securities." The Securities until such Securities have been converted or exchanged, and, at all times subsequent to any such conversion or exchange, the Underlying Common Shares and any securities into or for which such Underlying Common Shares have been converted or exchanged and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) were it not held by an Affiliate of the Company or (iii) its sale to the public pursuant to Rule 144.

          "Registration Expenses." See Section 5 hereof.

          "Registration Statement." Any joint registration statement of the Companies that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

          "Restricted Securities." As this term is defined in Rule 144.

          "Rule 144." Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          "Rule 144A." Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          "SEC." The Securities and Exchange Commission.

          "Securities." See the second introductory paragraph of this Agreement.

          "Securities Act." The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Shelf Registration Statement." See Section 2(a) hereof.

          "Subsequent Shelf Registration Statement." See Section 2(b) hereof.

          "TIA." The Trust Indenture Act of 1939, as amended.

          "Trustee." U.S. Bank, N.A. (or any successor entity), the Trustee under the Indenture.

          "Underlying Common Shares." The Common Shares into which the Securities are convertible or issued upon any such conversion.

        Section 2.    Shelf Registration.    (a) The Companies shall prepare and file, or cause to be prepared and filed, with the SEC, as soon as practicable but in any event by the date (the "Filing Deadline Date") ninety (90) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement; provided, that in no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Companies. The Companies shall use reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Effectiveness Deadline Date") that is two hundred and ten (210) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. None of the securityholders of either of the Companies (other than the Holders of Registrable Securities) shall have the right to include any of the securities of any of the Companies in the Shelf Registration Statement.

        (b)  If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effective ness Period, the Companies shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Companies shall use all reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

        (c)  The Companies shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Companies for such Shelf Registration Statement, if required by the Securities Act or, to the extent to which the Companies do not reasonably object, as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the registered Holders.

        (d)  Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(i). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Companies shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Companies shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i), provided, further, that if under applicable law the Companies have more than one option as to the type or manner of making any such filing, as set forth in an opinion of nationally-recognized counsel experienced in such matters delivered by the Holder to the Companies, they will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Companies shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of Section 2(d) of this Agreement (whether or not such Holder was a Notice Holder at the time the Registration Statement was initially declared effective) shall be named as a selling securityholder in the Registration Statement or related Prospectus subject to and in accordance with the requirements of this Section 2(d).

        (e)  The parties hereto agree that the Holders of the Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, or (iii) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof (each of the events of a type described in any of the foregoing clauses (i) through (iii) are individually referred to herein as an "Event," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i) hereof in the case of clause (iii), being referred to herein as an "Event Date"). Events shall be deemed to continue until the "Event Termination Date," which shall be the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (iii).

        Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "Damages Accrual Period"), the Companies agree, jointly and severally, to pay, as liquidated damages and not as a penalty, an amount (the "Liquidated Damages Amount"), payable on the Damages Payment Dates to Record Holders of then outstanding Securities that are Registrable Securities and of then outstanding shares of Underlying Common Shares issued upon conversion of, or in payment of the purchase price of, Securities that are Registrable Securities, as the case may be, accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, in respect of the first time that the Liquidation Damages Amount is to be paid to Holders on a Damages Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on, but excluding the first to occur of (A) the date of the end of the Damages Accrual Period or (B) the next Damages Payment Date, at a rate per annum equal to one-quarter of one percent (0.25%) for the first 90-day period from the Event Date, and thereafter at a rate per annum equal to one-half of one percent (0.5%) of the aggregate Principal Amount of such Securities and the aggregate Applicable Conversion Price of such shares of Underlying Common Shares, as the case may be, in each case determined as of the Business Day immediately preceding the next Damages Payment Date; provided, that any Liquidated Damages Amount accrued with respect to any Security or portion thereof called for redemption on a redemption date or converted into Underlying Common Shares on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Security or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Companies of Liquidated Damages Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Liquidated Damages Amounts will cease (without in any way limiting the effect of any subsequent Event requiring the payment of the Liquidated Damages Amount by the Companies).

        The Trustee shall be entitled, on behalf of Holders of Securities or Underlying Common Shares, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

        All of the respective obligations of the Companies set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(j)).

        The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of a Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

        Section 3.    Registration Procedures.    In connection with the registration obligations of the Companies under Section 2 hereof:

          (a)  Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, the Companies shall furnish to the Initial Purchasers copies of all such documents proposed to be filed and use reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Initial Purchasers reasonably shall propose within two (2) Business Days of the delivery of such copies to the Initial Purchasers.

          (b)  The Companies shall (i) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); (ii) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force)

  under the Securities Act; and (iii) use all reasonable efforts to comply with the provisions of the Securities Act applicable to them with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

          (c)  As promptly as practicable, the Company shall give notice to the Notice Holders (which notice shall be in a manner appropriate under the circumstances, which may or may not be the manner of notice described in Section 8(b)(w) or (x) hereof) and the Initial Purchasers (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by either of the Companies of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of (but not the nature of or details concerning) a Material Event (provided, however, that no notice by the Companies shall be required pursuant to this clause (v) in the event that the Companies either promptly file or cause to be filed a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (vi) of the determination by the Companies that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Companies (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

          (d)  The Companies shall use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment.

          (e)  If reasonably requested by the Initial Purchasers or any Notice Holder, the Companies shall as promptly as reasonably practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Initial Purchasers or such Notice Holder shall, on the basis of an opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided, that the Companies shall not be required to take any actions under this Section 3(e) that are not, in the reasonable opinion of counsel for the Companies, in compliance with applicable law.

          (f)    As promptly as reasonably practicable, the Company shall furnish to each Notice Holder and the Initial Purchasers, upon their request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements, but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder or the Initial Purchasers, as the case may be).

          (g)  During the Effectiveness Period, the Company shall deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Companies hereby consent (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

          (h)  Prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, the Companies shall (i) use all reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests by written notice to the Company (which request may be included in the Notice and Questionnaire); and (ii) prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use all reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that neither of the Companies will be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

          (i)    Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development with respect to either of the Companies that, in the discretion of the Companies, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, the Companies shall as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use all reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) the Company shall give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Companies will use all reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Companies, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of either of the Companies or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Companies, such suspension is no longer appropriate. The period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall, without the Companies incurring any obligation to pay liquidated damages pursuant to Section 2(e), not exceed forty-five (45) days in any three (3) month period or one hundred and twenty (120) days in any twelve (12) month period.

          (j)    If reasonably requested by written notice to the Company in connection with a disposition of Registrable Securities pursuant to a Registration Statement, the Companies shall make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records, pertinent corporate documents and properties of the Companies and their subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Companies and their subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall first agree in writing with the Companies that any information that is reasonably and in good faith designated by the Companies in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Companies and such source is not bound by a confidentiality agreement; and provided further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5.

          (k)  The Companies shall comply with all applicable rules and regulations of the SEC and Tyco shall make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of Tyco's first fiscal quarter commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (l)    The Companies shall cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two Business Days prior to any sale of such Registrable Securities.

          (m)  The Companies shall provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee for the Securities and the transfer agent for the Common Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

          (n)  The Companies shall make a reasonable effort to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

          (o)  Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, the Companies shall announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

          (p)  The Companies shall enter into such customary agreements and take all such other reasonable necessary actions in connection therewith (including those reasonably requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities; and

          (q)  The Companies shall cause the Indenture to be qualified under the TIA not later than the effective date of any Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use all reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

        Section 4.    Holder's Obligations.    Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments or as the Companies may reasonably request. Each Holder further agrees, following termination of the Effectiveness Period, to notify the Company within 10 business days of request, of the amount of Registrable Securities sold pursuant to the Registration Statement and, in the absence of a response, the Companies may assume that all of the Holder's Registrable Securities were so sold.

        Section 5.    Registration Expenses.    The Companies shall bear all fees and expenses incurred in connection with the performance by the Companies of their respective obligations under Section 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Companies in connection with the Shelf Registration Statement, and (v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Shares. In addition, the Companies shall bear or reimburse the Notice Holders for the fees and disbursements of one firm of legal counsel for the Holders (which shall not exceed $20,000 in the aggregate), which shall, upon the written consent of the Initial Purchasers (which shall not be unreasonably withheld), be a nationally recognized law firm experienced in securities law matters designated by the Companies. In addition, each of the Companies shall pay its internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Companies are then listed and the fees and expenses of any person, including special experts, retained by the Companies.

        Section 6.    Indemnification; Contribution.    (a) The Companies agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser and each Holder of Registrable Securities and each person, if any, who controls each Initial Purchaser or any Holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

            (i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(c) below) any such settlement is effected with the prior written consent of the Companies; and

          (iii)  subject to Section 6(c) below, against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Companies by or on behalf of the Initial Purchasers, such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls the Initial Purchasers or any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (1) arising from an offer or sale of Registrable Securities occurring during a Deferral Period, if the Notice Holder received a Deferral Notice, or (2) if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact.

        (b)  In connection with any Shelf Registration in which a Holder, including, without limitation, the Initial Purchasers, of Registrable Securities is participating, in furnishing information relating to such Holder of Registrable Securities to the Companies in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the Holders of such Registrable Securities agree, severally and not jointly, to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls each Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Companies, and each person, if any, who controls either of the Companies within the meaning of either such Section, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Companies by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, but failure to so notify shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers, Holders of Registrable Securities, and all persons, if any, who control the Initial Purchasers or Holders of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Companies, their respective directors, and each person, if any, who controls either of the Companies within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchasers, Holders of Registrable Securities, and control persons of the Initial Purchasers and Holders of Registrable Securities, such firm shall be designated in writing by the Initial Purchasers. In the case of any such separate firm for the Companies, and such directors, officers and control persons of either of the Companies, such firm shall be designated in writing by the Companies. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into (which period may be within the 60-day period in clause (i)) and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d)  If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative fault of the Companies on the one hand and the Holders of the Registrable Securities or the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Companies or by the Holder of the Registrable Securities or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 6, an indemnifying party that is a selling Holder shall not be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 6(d), each person, if any, who controls an Initial Purchaser or any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution such the Initial Purchasers or such Holder, and each person, if any, who controls either of the Companies within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Companies.

        Section 7.    Information Requirements.    Tyco covenants that, if at any time before the end of the Effectiveness Period Tyco is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request to Tyco of any Holder of Registrable Securities, Tyco shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in Tyco's most recent report required to be filed and filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing herein shall be deemed to require either of the Companies to register any of its securities under any section of the Exchange Act.

        Section 8.    Miscellaneous; No Conflicting Agreements.    Neither of the Companies is, as of the date hereof, a party to, nor shall either of the Companies, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. Each of the Companies represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the respective holders of the securities of such Companies under any other agreements.

          (a)    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Companies have obtained the written consent of Holders of a majority of the then outstanding Underlying Common Shares constituting Registrable Securities (with Holders of the Securities deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Shares into which such Securities are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

          (b)    Notices.    All notices and other communications provided for or permitted hereunder shall (except with respect to the notice described in Section 3(c)) be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

            (w)  if to a Holder of Registrable Securities that is not a Notice Holder, at the address for such Holder then appearing in the Registrar (as defined in the Indenture);

            (x)  if to a Notice Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

            (y)  if to the Company, to:

        Tyco International Group S.A.
        17, Boulevard de la Grande-Duchesse Charlotte
        L-1331 Luxembourg
        Attention: Managing Director
        Telecopy No.: 352-464-350

        if to Tyco, to:

        Tyco International Ltd.
        The Zurich Centre, Second Floor
        90 Pitts Bay Road
        Pembroke HM 08, Bermuda
        Attention: Chief Corporate Counsel
        Telecopy No.: 441-295-9647

      with a copy, in each case, to:

        Tyco International (US) Inc.
        9 West 57th Street, 43rd Floor
        New York, New York 10019
        Attention: Chief Corporate Counsel
        Telecopy No.: 646-282-8554

      and

        Gibson, Dunn & Crutcher LLP
        200 Park Avenue
        New York, New York 10017
        Attention: Steve Finley, Esq.
        Telecopy No.: 212-351-4000

      and

            (z)  if to the Initial Purchasers, to:

        Morgan Stanley & Co. Incorporated
        1585 Broadway
        New York, New York 10036
        Attention: Global Capital Markets—Convertibles
        Telecopy No.: 212-761-0538

  or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

          (c)    Approval of Holders.    Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Companies or their affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (d)    Successors and Assigns.    Any person who purchases any Registrable Securities from the Initial Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

          (e)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

          (f)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (h)    Severability.    If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (i)    Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Companies with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Companies with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights.

          (j)    Termination.    This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5, or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

TYCO INTERNATIONAL GROUP S.A.
By:	/s/ Name: Michelangelo Stefani Title: Managing Director
TYCO INTERNATIONAL LTD.
By:	/s/ Name: David J. FitzPatrick Title: Chief Financial Officer

        Confirmed and accepted as of the date first above written:

  MORGAN STANLEY & CO. INCORPORATED
  BANC OF AMERICA SECURITIES LLC
  SALOMON SMITH BARNEY INC.
  CREDIT SUISSE FIRST BOSTON CORPORATION
  GOLDMAN, SACHS & CO.
  J.P. MORGAN SECURITIES INC.
  ABN AMRO INC.
  CIBC WORLD MARKETS CORP.
  SG COWEN SECURITIES CORPORATION
  BLAYLOCK & PARTNERS, L.P.
  MURIEL SIEBERT & CO., INC.
  THE WILLIAMS CAPITAL GROUP, L.P.

By:	Morgan Stanley & Co. Incorporated
/s/ Name: Kenneth G. Pott Title: Managing Director
By:	Banc of America Securities LLC
/s/ Name: Derek Dillion Title: Managing Director
By:	Salomon Smith Barney Inc.
/s/ Name: Walter S. Bailey Title: Director
By:	Credit Suisse First Boston Corporation
/s/ Name: Alan H. Howard Title: Managing Director

By:	Goldman, Sachs & Co.
/s/ Name: Goldman Sachs & Co. Title:
By:	J.P. Morgan Securities Inc.
/s/ Name: Richard Sesny Title: Vice President

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  Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT